As filed with the Securities and Exchange Commission on March 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Oatly Group AB

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Sweden	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Oatly Group AB

Ångfärjekajen 8

211 19 Malmö

Sweden

(Address of registrant’s principal executive offices)

Oatly Inc.

2275 Bridge Street

Building 209, Suite 200

Philadelphia, PA 19137

(866) 704-0391

(Name, address and telephone number of agent for service)

Copies to:

Laura Katherine Mann White & Case LLP 609 Main Street Houston, Texas 77002 +1 (713) 496-9700	Shoan Panahi White & Case Advokat AB Biblioteksgatan 12, Box 5573 SE-114 85 Stockholm, Sweden +46 8 506 323 00

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 25, 2025.

PROSPECTUS

2,757,430 American Depositary Shares representing Ordinary Shares

Offered by Selling Security Holders

The selling security holders identified herein may offer and sell up to 2,757,430 American Depositary Shares, or ADSs, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time one or more selling security holders sells securities pursuant to this prospectus, Oatly Group AB (“Oatly,” “we,” “us” or the “Company”) will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Each ADS represents the right to receive twenty ordinary shares of the Company, each with a par value of $0.00018 (each, an “Ordinary Share”). Our ADSs are listed on The Nasdaq Global Select Market under the symbol “OTLY.” On March 24, 2025, the last reported sale price of the ADSs on The Nasdaq Global Select Market was $10.06 per ADS. A separate Registration Statement on Form F-6 for the registration of ADSs issuable upon deposit of the Ordinary Shares was previously filed with the Securities and Exchange Commission and became effective on March 22, 2024 (File No. 333-278165), which was subsequently amended by that Post-Effective Amendment No. 1 to Registration Statement on Form F-6, filed with the Securities and Exchange Commission, which became effective on February 12, 2025.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DISCUSSED UNDER THE HEADING “RISK FACTORS” INCLUDED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR OTHER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE INVESTING IN ANY OF OUR SECURITIES.

None of the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, the selling security holders may sell up to an aggregate of 2,757,430 ADSs at any time and from time to time and in one or more offerings. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each time the selling security holders sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on the Company, the risks we face and our financial statements. The registration and exhibits can be read at the SEC’s website as described under “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer, or the selling security holders have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We, any agent, underwriter or dealer, and the selling security holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, “Oatly”, “we”, “us”, “our”, the “Company” and similar terms refer to Oatly Group AB and its subsidiaries on a consolidated basis.

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this prospectus and any applicable prospectus supplement other than statements of historical fact, including, without limitation, statements regarding our future operating results and financial position, our business strategy and plans, market growth opportunities and trends in the markets in which we operate, our geographic footprint, our sustainability goals and ambitions, expectations regarding demand and acceptance for our products and competition, expectations regarding the impact of macroeconomic effects, imposition of tariffs or other trade sanctions, supply chain constraints, and inflation, our objectives for future operations and our business, expectations regarding cost reductions, and our ability to raise additional capital to fund our operations, the sufficiency of our cash and cash equivalents, are forward-looking statements. Words or phrases such as “forecast”, “project”, “should”, “may”, “will”, “expect”, “anticipate”, “aim”, “estimate”, “intend”, “plan”, “believe”, “potential”, “continue”, “is/are likely to” or the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

These are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to those described under the Item 3.D. “Key Information—Risk Factors” and Item 5. “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F filed on March 13, 2025 (the “Annual Report”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and any applicable prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described herein.

The forward-looking statements made in this prospectus and any applicable prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus and any applicable prospectus supplement. You should not put undue reliance on any forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors described in this prospectus and any applicable prospectus supplement, including factors beyond our ability to control or predict. Although we believe that the expectations reflected in the forward-looking statements are reasonable and made in good faith, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any applicable prospectus supplement, and the documents that we reference in this prospectus and any applicable prospectus supplement, and have filed as exhibits to the registration statement of which this prospectus and any applicable prospectus supplement forms a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

MARKET AND INDUSTRY DATA

Contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, we reference information and statistics regarding the industries in which we operate, including the dairy industry. We are responsible for these statements included in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have obtained this information and statistics from various independent third-party sources, such as Euromonitor International Limited (“Euromonitor”) and other third-party sources.

Some data and other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement are also based on our own estimates and calculations, which are derived from our review and interpretation of independent sources. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source.

In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in or incorporated by reference in this prospectus and any applicable prospectus supplement, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of any such information contained in or incorporated by reference in this prospectus and any prospectus supplement. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in our Annual Report. See Item 3.D. “Key Information—Risk Factors—Risks Related to our Business and Industry—Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.”

COMPANY OVERVIEW

We are the world’s original and largest oatmilk company. For over 30 years, we have focused on developing expertise around oats: a global power crop with inherent properties suited for sustainability and human health. Our commitment to oats has resulted in core technical advancements that enabled us to provide alternatives to a wide variety of dairy products, including milks, ice cream, yogurt, cooking creams, spreads and on-the-go drinks. We are utilizing this technical expertise to disrupt the global dairy industry, which Euromonitor estimated generated $590 billion in retail sales in 2024. We are driving this disruption by encouraging consumers to reassess the impacts that their food choices have on the climate and environment. We position our brand to benefit from the trend of consumers choosing plant-based foods as an alternative to animal-based ones.

Sustainability is at the core of our business. In general, oatmilk leads to fewer greenhouse gas emissions compared to cow’s milk. Based on certain product-level calculations we have commissioned in Europe and in the United States, and based on additional studies, we generally see that oatmilk products can have a significantly lower climate (CO2 equivalent) impact relative to comparable dairy products.

CORPORATE INFORMATION

We were founded in 1994, and our current holding company was incorporated in accordance with Swedish law on October 5, 2016, under the name Goldcup 13678 AB and were registered with the Swedish Companies Registration Office on October 20, 2016. On December 21, 2016, we changed our name to Havre Global AB and on March 1, 2021, we changed our name to Oatly Group AB.

Our principal executive offices are located at Ångfärjekajen 8, 211 19 Malmö, Sweden. Our telephone number at this address is +46 418 475500. Our website address is https://www.oatly.com. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address as an inactive textual reference only. Our agent for service of process in the United States is Oatly Inc., and its address is 2275 Bridge Street, Building 209, Suite 200, Philadelphia, PA 19137.

RISK FACTORS

Investing in any securities described in this prospectus involves risks. You should carefully consider the risk factors set forth in our Annual Report, and the other information contained or incorporated by reference in this prospectus or any applicable prospectus supplement hereto, before making a decision to invest in our securities. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. You should carefully consider these risk factors and risks before investing in any of our securities. See “Where You Can Find More Information”.

USE OF PROCEEDS

We will not receive any proceeds from the sale of American Depositary Shares by the selling security holders.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently filed with the SEC and specifically incorporated herein by reference.

DESCRIPTION OF ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES

A description of our Ordinary Shares can be found in Exhibit 2.1 to our Annual Report under the heading “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, As Amended”, which description is incorporated by reference herein.

A description of our American Depositary Shares can be found in Exhibit 2.1 to our Annual Report under the heading “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, As Amended”, which description is incorporated by reference herein.

SELLING SECURITY HOLDERS

This prospectus covers the resale from time to time by the selling security holders identified in the table below, including their pledgees, donees, transferees, assigns or other successors in interest (each also a “selling security holder” for purposes of this prospectus), of up to an aggregate of 2,757,430 ADSs. The ADSs and/or the Ordinary Shares that they represent that are registered for resale hereunder are issuable upon conversion of certain 9.25% Convertible Senior PIK Notes due 2028 (“Convertible Notes”) issued by the Company to the selling security holders named herein, at a purchase price equivalent to 97% of the principal amount of the Convertible Notes. The Convertible Notes were issued in transactions exempt from registration requirements of the Securities Act. We are registering the resale of the ADSs as required by the Subscription Agreement that we entered into with certain investors.

The ADSs registered herein consist of the issuance of additional ADSs based upon the conversion price of the Convertible Notes being reset from $1.81 to $1.36 per Ordinary Share on March 23, 2025, pursuant to the terms and conditions of the Convertible Notes. On February 18, 2025, we completed a ratio change whereby the ratio of our ADSs to Ordinary Shares was changed from one ADS representing one Ordinary Shares to one ADS representing twenty Ordinary Shares (the “ADS Ratio Change”). Because the Convertible Notes held by the selling security holders are convertible into Ordinary Shares rather than ADSs, the ADS Ratio Change did not affect the conversion price and conversion rate of the Convertible Notes. In order to ensure that the selling security holders remain in the same economic position as before the ADS Ratio Change and to preserve economic equivalency with the 9.25% Convertible Senior PIK Notes due 2028 issued pursuant to (i) the Indenture dated March 23, 2023, by and among the Company and U.S. Bank Trust Company, National Association (the “Trustee”) and (ii) the Indenture dated May 31, 2023, by and among the Company and the Trustee, we, in accordance with the Swedish Terms, have interpreted the definition of “Daily VWAP” therein to assume the trading price of 1/20 of an ADS.

None of the selling security holders received any of our securities as compensation for underwriting services. We will not receive any proceeds from the resale of the ADSs by the selling security holders.

The selling security holders identified in the table below may from time to time offer and sell under this prospectus any or all of the ADSs described under the column “ADSs Being Offered in this Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling security holders as of the dates represented in the footnotes accompanying the table. The selling security holders identified below may have sold, transferred or otherwise disposed of some or all of the Convertible Notes since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling security holders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of each selling security holder and the number of ADSs, including the number of Ordinary Shares convertible into ADSs (together, “Shares”), beneficially owned by the selling security holder before this offering. The number of Shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any Shares as to which a person has sole or shared voting power or investment power and any Shares which the person has the right to acquire within 60 days after March 24, 2025, through the conversion of notes, or the exercise of warrants, options or rights and the vesting of restricted stock units, including the issuance of additional ADSs based upon the conversion price of the Convertible Notes being reset from $1.81 to $1.36 per Ordinary Share on March 23, 2025, pursuant to the terms and conditions of the Convertible Notes. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Information regarding the nature of any position, office or other material relationship, if any, that the selling security holder has had within the past three years with us or with any of our predecessors or affiliates is hereby incorporated by reference from Item 6—

Directors, Senior Management and Employees, and Item 7—Major Shareholders and Related Party Transactions in our most recently filed Annual Report on Form 20-F.

The number of ADSs reflected in the table as being offered in the offering reflects the maximum number of additional ADSs that became issuable upon the reset in the conversion price of the Convertible Notes from $1.81 to $1.36 per Ordinary Share on March 23, 2025, pursuant to the terms and conditions of the Convertible Notes and, accordingly, assumes that interest thereon is paid semi-annually in kind through maturity.

We have assumed that all ADSs reflected in the table as being offered in the offering covered by this prospectus supplement will be sold from time to time in this offering. We cannot provide an estimate as to the number of Shares that will be held by the selling security holders upon termination of the offering covered by this prospectus supplement because the selling security holders may offer some, all or none of their ADSs being offered in the offering.

The percentage of Shares beneficially owned is based on 598,559,840 Ordinary Shares outstanding as of February 28, 2025.

	ADS EQUIVALENT BENEFICIALLY OWNED PRIOR TO THE OFFERING			ADSs BEING OFFERED IN THIS OFFERING	ADS EQUIVALENT BENEFICIALLY OWNED AFTER THE OFFERING
NAME OF SELLING STOCKHOLDER	NUMBER OF ADSs		PERCEN TAGE		NUMBER OF ADSs	PERCENTAGE
Nativus Company Limited	14,186,756	(1)	46.5%	2,272,935	14,186,756	46.5%
Verlinvest S.A.	14,186,756	(2)	46.5%	175,859	14,186,756	46.5%
BXG Redhawk S.à r.l.	2,882,580	(3)	9.3%	305,723	2,882,580	9.3%
BXG SPV ESC (CYM) L.P.	27,470	(3)	*	2,913	27,470	*

*	Indicates beneficial ownership of less than 1% of the total outstanding Ordinary Shares.

(1)

Consists of 271,763,953 Ordinary Shares (equivalent to 13,588,197 ADSs) and 11,971,196 Ordinary Shares (equivalent to 598,559 ADSs) which would be received upon conversion of Convertible Notes within 60 days of March 24, 2025, based on 598,559,840 Ordinary Shares (equivalent to 29,927,992 ADSs) outstanding as of February 28, 2025. Nativus Company Limited directly holds 271,763,953 Ordinary Shares (equivalent to 13,588,197 ADSs) of the Company. Of the total number of Convertible Notes respectively owned by Nativus Company Limited and Verlinvest, only that number of Convertible Notes that would result in an increase in the aggregate beneficial ownership of Nativus Company Limited and Verlinvest of 2% or less of our outstanding Ordinary Shares (or up to approximately 11,971,196 Ordinary Shares (equivalent to 598,559 ADSs)) are convertible immediately. The remaining Convertible Notes owned by Nativus Company Limited, which are convertible into an aggregate maximum of approximately 123,703,395 Ordinary Shares (equivalent to 6,185,169 ADSs) within 60 days of March 24, 2025, are convertible upon giving more than 60 days’ notice to us. As a result, approximately 123,703,395 Ordinary Shares (equivalent to 6,185,169 ADSs) are not included in the beneficial ownership information set forth herein for Nativus Company Limited.

Nativus Company Limited is a wholly owned subsidiary of CR Verlinvest Health Investment Limited (“CRVV”), a limited company incorporated in Hong Kong and a joint venture that is 50% owned by Verlinvest S.A., a company incorporated in Belgium (“Verlinvest”), and 50% owned by Blossom Key (Hong Kong) Holdings Limited, a limited company incorporated in Hong Kong. Each of Nativus Company Limited and CRVV have sole voting and dispositive power over 283,735,149 Ordinary Shares (equivalent to 14,186,756 ADSs). Blossom Key (Hong Kong) Holdings Limited is a wholly owned subsidiary of CRH (CRE) Limited. CRH (CRE) Limited is a wholly owned subsidiary of China Resources (Holdings) Company Limited. CRC Bluesky Limited holds all the voting shares in China Resources (Holdings) Company Limited. CRC Bluesky Limited is a wholly owned subsidiary of China

Resources Inc. China Resources Company Limited holds substantially all the shares in China Resources Inc. The State-owned Assets Supervision and Administration Commission of the State Council and the National Council for Social Security Fund of the People’s Republic of China perform the duty of investor (as to 90.0222% and 9.9778%, respectively) of China Resources Company Limited on behalf of the State Council of the People’s Republic of China. Each of Blossom Key (Hong Kong) Holdings Limited, CRH (CRE) Limited, China Resources (Holdings) Company Limited, CRC Bluesky Limited, China Resources Inc., China Resources Company Limited and Verlinvest S.A. have shared voting and dispositive power over 283,735,149 Ordinary Shares (equivalent to 14,186,756 ADSs). The address for Nativus Company Limited is 39/F, China Resources Building, 26 Harbour Road, Wanchai, Hong Kong and the address for CRVV is 39/F, China Resources Building, 26 Harbour Road, Wanchai, Hong Kong.

(2)

As set forth in footnote (1), Verlinvest has shared voting and dispositive power over 271,763,953 Ordinary Shares (equivalent to 13,588,197 ADSs). It also has (i) sole voting and dispositive power over Convertible Notes which are convertible into an aggregate maximum of approximately 10,497,248 Ordinary Shares (equivalent to 524,862 ADSs) (after subtracting Convertible Notes originally sold by the Company and purchased by Verlinvest and resold by Verlinvest to Mars II Holdings Pte. Ltd. on May 31, 2023), and (ii) shared voting and dispositive power over Convertible Notes of which a portion are convertible into an aggregate maximum of 1,473,948 Ordinary Shares (equivalent to 73,697 ADSs), in each case within 60 days of March 24, 2025, based on 598,559,840 Ordinary Shares (equivalent to 29,927,992 ADSs) outstanding as of February 28, 2025. Of the total number of Convertible Notes respectively owned by Verlinvest and Nativus Company Limited, only that number of Convertible Notes that would result in an increase in the aggregate beneficial ownership of Verlinvest and Nativus Company Limited of 2% or less of our outstanding Ordinary Shares (or up to approximately 11,971,196 Ordinary Shares (equivalent to 598,559 ADSs)) are convertible immediately. The remaining Convertible Notes over which Verlinvest has shared voting and dispositive power, which are convertible into an aggregate maximum of approximately 134,200,643 Ordinary Shares (equivalent to 6,710,032 ADSs) within 60 days of March 24, 2025, are convertible upon giving more than 60 days’ notice to us. As a result, approximately 134,200,643 Ordinary Shares (equivalent to 6,710,032 ADSs) are not included in the beneficial ownership information set forth herein for Verlinvest. The address for Verlinvest is Place Flagey 18, 1050 Brussels, Belgium.

(3)

Consists of 39,778,182 Ordinary Shares (equivalent to 1,988,909 ADSs) and 18,422,872 Ordinary Shares (equivalent to 921,143 ADSs) which would be received upon conversion of Convertible Notes within 60 days of March 24, 2025. Number of Ordinary Shares represents 39,402,666 Ordinary Shares (equivalent to 1,970,133 ADSs) directly held by BXG Redhawk S.à r.l. and 375,516 Ordinary Shares (equivalent to 18,775 ADSs) directly held by BXG SPV ESC (CYM) L.P. (together, the “Blackstone Funds”). Shares which may be received upon conversion of Convertible Notes within 60 days of March 24, 2025 represents 18,248,959 Ordinary Shares (equivalent to 912,447 ADSs) which would be received upon conversion of Convertible Notes held by BXG Redhawk S.à r.l. and 173,913 Ordinary Shares (equivalent to 8,695 ADSs) which would be received upon conversion of Convertible Notes held by BXG SPV ESC (CYM) L.P. BXG Redhawk S.à r.l. is controlled by BXG Redhawk Holdings (CYM) L.P., the general partner of which is BXG Holdings Manager L.L.C. Blackstone Growth Associates L.P. is the managing member of BXG Holdings Manager L.L.C and BXGA L.L.C. is the general partner of Blackstone Growth Associates L.P. Blackstone Holdings II L.P. is the managing member of BXGA L.L.C. The general partner of BXG SPV ESC (CYM) L.P. is BXG Side-by-Side GP L.L.C. Blackstone Holdings II L.P. is the sole member of BXG Side-by-Side GP L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities (other than the Blackstone Funds to the extent of their direct holdings). The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

For more information about our relationships with the selling security holders and their affiliates, see the section entitled “Convertible Notes” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

Any selling security holder may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

•	block transactions and transactions on Nasdaq or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents;

•	the method of distribution;

•	the public offering price or purchase price from that sale;

•	the expenses of the offering;

•	any discounts to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

•	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Any selling security holders may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from any selling security holders in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

Any selling security holders may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

One or more selling security holders may utilize this prospectus (and any related prospectus supplement) to make one or more in-kind distributions of the securities to its shareholders, partners or members. To the extent required by applicable law, information about the distribution will be reflected in a prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated and currently existing under the laws of Sweden. In addition, certain of our directors and officers reside outside of the United States, and substantially all of the assets of our subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws. In addition, uncertainty exists as to whether the courts of Sweden would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in Sweden against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The United States and Sweden currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Sweden. In order to obtain a judgment that is enforceable in Sweden, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in Sweden. Such party may submit to the Swedish court the final judgment rendered by the U.S. court. This court will have discretion to attach such weight to the judgment rendered by the relevant U.S. court depending on the circumstances. Circumstances that may be relevant to the Swedish court in deciding to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations thereunder without re-examination or re-litigation of the substantive matters adjudicated upon include whether: (i) the court involved accepted jurisdiction on the basis of internationally recognized grounds to accept jurisdiction, (ii) the proceedings before such court are in compliance with principles of proper procedure, (iii) such judgment is not contrary to the public policy of Sweden and (iv) such judgment is not incompatible with a judgment given between the same parties by a Swedish court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment fulfils the conditions necessary for it to be given binding effect in Sweden. Swedish courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Swedish court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Swedish civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Swedish law.

Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in Sweden judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable. In addition, it is doubtful whether a Swedish court would accept jurisdiction and impose civil liability in an original action commenced in Sweden and predicated solely upon U.S. federal securities laws.

TAXATION

The material U.S. and Swedish federal income tax consequences, if any, relating to the purchase, ownership and disposition of our securities offered by this prospectus will be set forth in the prospectus supplement pertaining to the offering of such securities.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expense	*
SEC registration fee	$4,010.54
FINRA filing fee	*	*
Printing expenses	*	*
Legal fees and expenses	*	*
Accounting fees and expenses	*	*
Miscellaneous costs	*	*

*

The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

**	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

White & Case Advokat AB, Stockholm, Sweden, will pass upon the validity of the securities being registered hereby and certain other legal matters in connection with the registration of such securities. White & Case LLP, Houston, Texas will pass certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Additional legal matters may be passed upon for us and any underwriter that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Oatly Group AB appearing in Oatly Group AB’s Annual Report on Form 20-F for the year ended December 31, 2024, and the effectiveness of Oatly Group AB’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young AB, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Oatly Group AB did not maintain effective internal control over financial reporting as of December 31, 2024 based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The registered business address of Ernst & Young AB is Box 7850, 103 99, Stockholm, Sweden.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (https:// www.oatly.com), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary has agreed to mail to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the depositary and will make available to all holders of ADSs such notices and all such other reports and communications received by the depositary.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on March 13, 2025;

•

our current reports on Form 6-K filed with the SEC on January  31, 2025, February 12, 2025 (only with respect to the information contained under the heading “Amendments to Sustainable Revolving Credit Facility Agreement and Term Loan B Credit Agreement”), February  18, 2025, and March 5, 2025; and

•	the description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, including any reports on Form 6-K that we specifically identify in such forms as being incorporated by reference, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:

Oatly Group AB

Ångfärjekajen 8,

211 19 Malmö,

Sweden

Tel: +46 418 475500

2,757,430 American Depositary Shares representing Ordinary Shares

Offered by Selling Security Holders

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Indemnification of Directors and Officers.

To the extent permitted by the Swedish Companies Act, we are empowered to indemnify our directors against any liability they incur by reason of their directorship. We maintain directors’ and officers’ insurance to insure such persons against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

ITEM 9. Exhibits.

Exhibit No.	Exhibit Index

1.1*	Form of Underwriting Agreement

3.1	Articles of Association of Oatly Group AB, as amended on March 6, 2023, incorporated by reference to Exhibit 1.1 of the Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on March 22, 2024

4.1	Deposit Agreement, incorporated by reference to Exhibit 2.2 of the Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 20, 2023 with respect to the ADSs representing ordinary shares.

4.2	Amendment No. 1 to Deposit Agreement, incorporated by reference to Exhibit 2.3 of the Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 13, 2025 with respect to ADSs representing ordinary shares

4.3	Form of American Depositary Receipt, incorporated by reference to Exhibit 2.4 of the Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 13, 2025

5.1	Opinion of White & Case Advokat AB, Swedish counsel to the Registrant

23.1	Consent of White & Case Advokat AB (included in Exhibit 5.1)

23.2	Consent of Ernst & Young AB

24.1	Power of Attorney (included in the signature pages hereto)

107	Calculation of Filing Fee Tables

*	To be filed by amendment or incorporated by reference in connection with the offering of a class of securities.

ITEM 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malmö, Sweden on March 25, 2025.

OATLY GROUP AB

By:	/s/ Jean-Christophe Flatin
Name: Jean-Christophe Flatin
Title: Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean-Christophe Flatin and Marie-José David, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons, in the capacities indicated

Signature	Title	Date

/s/ Jean-Christophe Flatin Jean-Christophe Flatin	Chief Executive Officer (Principal Executive Officer)	March 25, 2025

/s/ Marie-José David Marie-José David	Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2025

/s/ Eric Melloul Eric Melloul	Board Member	March 25, 2025

/s/ Ann Chung Ann Chung	Board Member	March 25, 2025

/s/ Bernard Hours Bernard Hours	Board Member	March 25, 2025

/s/ Lillis Härd Lillis Härd	Board Member	March 25, 2025

/s/ Hannah Jones Hannah Jones	Board Member	March 25, 2025

/s/ Frances Rathke Frances Rathke	Board Member	March 25, 2025

Signature	Title	Date

/s/ Gregory Christenson Gregory Christenson	Board Member	March 25, 2025

/s/ Yawen Wu Yawen Wu	Board Member	March 25, 2025

/s/ Lai Shu Tuen-Muk Lai Shu Tuen-Muk	Board Member	March 25, 2025

/s/ Xin Wang Xin Wang	Board Member	March 25, 2025

/s/ Martin Brok Martin Brok	Board Member	March 25, 2025

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Oatly Group AB has signed this registration statement on March 25, 2025.

Oatly Inc.

By:	/s/ Matthew Merritt
Name: Matthew Merritt
Title: Authorized Signatory